Exhibit 99.2

Manitex International to Present at Roth 22nd Annual OC

Growth Stock Conference

Group Presentation Scheduled for 12:30 p.m. PT, March 17, 2010

BRIDGEVIEW, Il, March 12, 2010/PRNewswire-FirstCall/ — Manitex International, Inc. (Nasdaq: MNTX), a leading provider of engineered lifting solutions including boom truck cranes, rough terrain forklifts and special mission oriented vehicles, today announced that David Langevin, Chairman and CEO, will provide investors with a corporate overview and update at the Roth Capital Partners 22nd Annual OC Growth Stock conference, being held March 15 -17, 2010 at the Ritz Carlton, Dana Point, Calif.

The company’s group presentation is scheduled for 12:30 p.m., March 17, Track 4 and management will be available for one-on-one meetings throughout the day. Interested parties may schedule meetings through their Roth investment representative for that entire day.

The investor slide presentation that will accompany management’s group presentation will be available for the public to access via the Investor Relations section of the company’s corporate website, which is www.manitexinternational.com.

About ROTH Capital Partners

ROTH is a full service investment banking firm dedicated to the small-cap public market. Since its inception in 1984, ROTH has been an innovator in this market. In the 1990’s ROTH participated in underwriting IPOs for small-cap companies. As this market changed, ROTH helped develop the PIPE (private investment in public equity) financing structure. ROTH was one of the first U.S. investment banks to focus on financing small-cap Chinese companies, and established a Representative Office in Shanghai in 2007.

About Manitex International, Inc.

Manitex International, Inc. is a leading provider of engineered lifting solutions including cranes, rough terrain forklifts, indoor electric forklifts and special mission oriented vehicles, including parts support. Our Manitex subsidiary manufactures and markets a comprehensive line of boom trucks and sign cranes through a national and international dealership network. Our boom trucks and crane products are primarily used in industrial projects, energy exploration and infrastructure development, including roads, bridges, and commercial construction. Our Crane and Machinery division is a Chicago based distributor of cranes including Terex truck and rough terrain cranes, Fuchs material handlers and our own Manitex product line. Crane and Machinery provides after market service in its local market as well as being a leading distributor of OEM crane parts, supplying parts to customers throughout the United States and internationally. Our Manitex Liftking subsidiary is a provider of material handling equipment including the Noble straight-mast rough terrain forklift product line, Lowry high capacity cushion tired forklift and Schaeff electric indoor forklifts as well as specialized carriers, heavy material handling transporters and steel mill equipment. Manitex Liftking’s rough terrain forklifts are used in both commercial and military applications. In July 2009, we acquired through a stock purchase, Badger Equipment Company, a Winona, Minnesota-based manufacturer of specialized rough terrain cranes and material handling products. In December 2009, we acquired Load King Trailers, a manufacturer of specialized custom trailers and hauling systems typically used for transporting heavy equipment.

Forward-Looking Statement

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact

Manitex International, Inc.	Hayden IR
David Langevin	Peter Seltzberg
Chairman and Chief Executive Officer	Investor Relations
(708) 237-2060	646-415-8972
djlangevin@manitexinternational.com	peter@haydenir.com